UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

21Vianet Group, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

M5, 1 Jiuxianqiao East Road,

Chaoyang District

Beijing 100016, the People’s Republic of China

(86 10) 8456-2121

(Address of principal executive offices, including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American depositary shares, each representing six (6) ordinary shares	NASDAQ Global Market

Class A Ordinary shares, par value US$0.00001 per share*	NASDAQ Global Market*

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-173292 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

*	Application to be made for listing, not for trading, but only in connection with the registration of American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the securities being registered is set forth under “Description of Share Capital” and “Description of American Depositary Shares” in the Registrant’s registration statement on Form F-1 (File No. 333-173292), originally filed with the Securities and Exchange Commission on April 4, 2011, as amended, including any form of prospectus contained therein pursuant to Rule 424(b) under the Securities Act of 1933, which description and prospectus are incorporated herein by reference. Copies of such description will be filed with the NASDAQ Global Market.

Item 2. Exhibits.

The securities being registered hereby are to be registered on an exchange on which no other securities of the Registrant are registered. The necessary exhibits will be supplied to NASDAQ Global Market and are not filed with or incorporated by reference to this registration statement.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

21Vianet Group, Inc.

By:	/s/ Sheng Chen
	Name:	Sheng Chen
	Title:	Chairman of Board of Directors and Chief Executive Officer

Dated: April 6, 2011